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                                                                       EXHIBIT 6

[John Hancock Mutual Life Insurance Company Letterhead]

                                                       April 21, 1997

Board of Directors
John Hancock Mutual Life Insurance Company

Members of the Board:

This opinion is furnished in connection with the filing of this Post-Effective Amendment to the Registration Statement on Form S-6 (File No. 33-76662) by John Hancock Mutual Life Insurance Company (JHMLICO) under the Securities Act of 1933, as amended, with respect to the flexible premium variable life insurance policy under which amounts will be allocated by JHMLICO to one or more of the subaccounts of John Hancock Variable Life Account UV ("Account"). The flexible premium policy is described in the prospectus indicated in the amended Registration Statement.

The policy form was prepared under my direction, and I am familiar with the amended Registration Statement and exhibits thereto. In my opinion, the illustration of death benefit, account value, surrender value, and accumulated premiums shown in the appendix of the flexible premium prospectus included in the amended Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the policy. Such assumptions, including the current cost of insurance rates and other charges, are reasonable. The policy has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to a prospective purchaser of a Policy for a standard risk male nonsmoker age 35, than to a prospective purchaser of a policy for a male at other ages or in another risk classification or for a female nor have the particular examples set forth in the illustrations been selected for the purpose of making this relationship appear more favorable.

I hereby consent to the filing of this opinion as an exhibit to the amended Registration Statement and to the use of my name relating to actuarial matters under the heading "Experts" in the prospectus contained in the Registration Statement.


                                 /s/ Randi M. Sterrn
                                  ------------------
                                  Randi M. Sterrn, FSA
                                  Senior Associate Actuary